STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

September 2, 2014

Job Number: C20140902-3542
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20140635854-88	Certificate of Correction	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Jason Hataway
Certificate Number: C20140902-3542
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090401

Filed in the office of	Document Number
	20140635854-88
Ross Miller	Filing Date and Time
Secretary of State	09/02/2014 2:30 PM
State of Nevada	Entity Number
	E0079682010-9

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Marathon Patent Group, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designation of Series A Convertible Preferred Stock

3. Filing date of the original document for which correction is being made: May 1, 2014

4. Description of the inaccuracy or defect:

Language reflecting the voting rights of the holders of Series A Convertible Preferred Stock that was included in the approved board resolutiosn, was not accurately reflected in the filed Certificate of Designation. The section with the affected error is Section 3(a).

The last setence in Section 3(a) is restated in its entirety below.

5. Correction of the inaccuracy or defect:

"Indebtedness" means: See Annex A

6. Signature:

X [signature]

Authorized Signature

Chief Financial Officer

Title *

9/2/14

Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Annex A

(a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptance, current swap agreements, interest rate swaps, or other financial products, (c) all capital lease obligations (to the extent the same exceed $500,000 in any fiscal year), (d) all synthetic leases, and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (a) a working capital line of credit, containing typical and customary terms and conditions, of up to $3,000,000 issued by a bank, credit union, governmental agency or similar unaffiliated corporate or institutional lender, (b) usual and customary trade debt incurred in the ordinary course of business, (c) indebtedness incurred to fund all or a portion of the purchase price in connection with the acquisition of patent portfolios and other intellectual property by the Company and (d) endorsements for collection or deposit in the ordinary course of business.